SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 11, 2006

Date of Report

(Date of earliest event reported)

Mewbourne Energy Partners 01-A, LP

(Exact name of registrant as specified in its charter)

Delaware	333-57156	75-2926279
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3901 South Broadway, Tyler, TX 75701

(Address of Principal Executive Offices) (Zip Code)

(903) 561-2900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Accountant.

(a)(1) Dismissal of Independent Registered Public Accounting Firm.

On August 11, 2006, Mewbourne Energy Partners 01-A, L.P. (the “Partnership”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Partnership’s independent registered public accounting firm.

PwC’s reports on the financial statements of the Partnership for the years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2005 and 2004 and through August 11, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in PwC’s reports on the Partnership’s financial statement for such years.

During the years ended December 31, 2005 and 2004 and through August 11, 2006, there have been no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Partnership has requested a letter from PwC stating whether or not PwC agrees with the above disclosure. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(a)(2) Engagement of New Independent Registered Public Accounting Firm.

Effective August 11, 2006, the Partnership appointed BDO Seidman, LLP (“BDO”) as its principal independent registered public accounting firm to audit the Partnership’s 2006 financial statements. BDO was not consulted on any matter described in Item 304(a)(2) of Regulation S-K during the Partnership’s years ended December 31, 2005 and 2004 and through August 11, 2006.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

16.1	Letter from PricewaterhouseCoopers LLP dated August 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 17, 2006

MEWBOURNE ENERGY PARTNERS 01-A, L.P.

By:	MEWBOURNE DEVELOPMENT CORPORATION, Managing General Partner

By:	/s/ J. Roe Buckley
J. Roe Buckley Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP dated August 17, 2006